UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2014

TX HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Georgia	000-32335	58-2558702
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12080 Virginia Blvd., Ashland, Kentucky 41102
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (606) 928-1131

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01	Other Events

On December 1, 2014, TX Holdings, Inc., a Georgia corporation (the “Company”), announced the acquisition of The Bag Rack, LLC dated November 21, 2014. A copy of the Company’s press release announcing the acquisition is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

“The Bag Rack”, LLC, was acquired from Mr. Shrewsbury and Mr. Rickie Hagen, the founding members of “The Bag Rack”, LLC. In addition to a nominal purchase price of $500, as consideration for the acquisition, the company agreed to pay an earn out including royalties to the developer of the product, which will leave the company with a net profit in excess of 40%. “The Bag Rack” has a provisional patent pending related to the product. The terms of the acquisition were reviewed and approved by the independent directors of the company.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	TX Holdings, Inc., Press Release, dated December 1, 2014, filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TX HOLDINGS, INC.

Date: December 1, 2014	By:	/s/ William L. Shrewsbury
Chief Executive Officer and Chairman

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